                               I. MARILYN IIERTZ

                                      and

                                  AMIR ROTLEVI

                                      and

                     HERGO, ERGONOMIC SUPPORT SYSTEMS, INC.

                    ----------------------------------------

                             SHAREHOLDERS AGREEMENT

                    ----------------------------------------



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                             SHAREHOLDERS AGREEMENT

         AGREEMENT, dated and entered into the day of , 1991 among I. MARILYN HERTZ, residing at 321 Fifth Avenue, New York, New York 10016, hereinafter referred to as "HERTZ", and AMIR ROTLEVI, residing at 75-42 186th Street, Fresh Meadows, New York 11366, hereinafter referred to as the "Shareholders", and between them and HERGO, ERGONOMIC SUPPORT SYSTEMS, INC., a New York Corporation hereinafter referred to as the "Corporation".

                             W I T N E S S E T H :

         WHEREAS, the Shareholders are the owners of all of the outstanding and issued capital stock of the Corporation as follows:

Shareholder                                                 Shares
-----------                                                 ------
I. MARILYN HERTZ                                             150

AMIR ROTLEVI                                                  50

and;

         WHEREAS, the Shareholders and the Corporation consider it to be in their best interests to impose certain conditions, restrictions and obligations with respect to ownership, transfer or other disposition of shares of the capital stock of the Corporation among other things; and

         WHEREAS, the Shareholders desire to promote their mutual interests and the interest of the Corporation by imposing certain restrictions and obligations on themselves, the Corporation and the shares of the Corporation;


         NOW THEREFORE, in consideration of the foregoing and the mutual premises and mutual covenants hereinafter set forth, the Shareholders and Corporation hereby agree as follows:

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                              OFFICERS & DIRECTORS

         1. The Board of Directors of the Corporation shall consist of the individual parties to this Agreement, or their nominee, the Chairman of whom shall be I. MARILYN HERTZ.

                  The officers shall be as follows:
                  President - I. MARILYN HERTZ
                  Executive Vice President - ELI E. HERTZ
                  Vice-President & Secretary - AMIR ROTLEVI
                  Treasurer - BARRY GOLDSAMMLER

                                     VOTING

         2. (a) A quorum of Directors is required to transact business at a meeting of Directors. To constitute a quorum, a minimum of fifty-one (51%) per cent of shares must be present at a meeting. The President and any Director may call special meetings of the Board of Directors. Written notice of the special meeting must be given at least two (2) weeks prior to the meeting to each Director at his or her business address or other address as specified in the Agreement. The business to be transacted at the meeting must be specified in the notice. A vote by a majority of Directors present at a meeting for which there is a quorum will be deemed an act of the Board of Directors unless otherwise stated in this Agreement.

            (b) The Shareholders agree that so long as each of them remains a shareholder of the Corporation, he will vote his shares for the election of the others as officers and directors of the Corporation, and will vote at all meetings of the shareholders of the Corporation so as to carry out and make effective the terms and provisions of this Agreement.

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                  RESTRICTION OF THE TRANSFERABILITY OF SHARES

         3. The Shareholders each agree not to sell, assign, transfer, hypothecate, pledge, encumber or give away or otherwise dispose of any of his shares of the Corporation that he now or hereafter may hold or own, nor, shall any such shares be transferable except under and pursuant and in compliance with the terms and conditions of this Agreement, and the Corporation agrees that it will not transfer or recognize any transfer of said shares except in compliance therewith.

                     DISPOSITION OF SHARES DURING LIFETIME

4. Should any of the Shareholders desire to sell or otherwise dispose of his shares to the Corporation, each agrees that in such event he shall offer to sell all (but not less than all) of his shares to the Corporation, and the Corporation agrees that it shall accept such offer and purchase all of such shares at the purchase price as hereinafter set forth. The offering Shareholder shall indicate his desire to sell by notifying the Corporation in writing that he desires to sell all of his shares of the Corporation. Immediately upon receipt of such notification, the Corporation shall send a written notice to such offering shareholder that it agrees to purchase such shares. Such notice (the "acceptance notice") shall also state that the Corporation has authorized its accountant to calculate the price per share of the shares to be purchased as of the date of receipt of the notification from the offering shareholder of his desire to sell, and shall further state that notification of such price shall be sent to such offering shareholder within thirty (30) days from the date of the mailing of such acceptance notice.



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             RIGHTS AND OBLIGATIONS OF THE CORPORATION TO PURCHASE
                        SHARES ON DEATH OR INCOMPETENCY

         5. Upon the death or declaration of judicial incompetency of any of the Shareholders hereto, the personal representative or representatives of such deceased or judicially declared incompetent shareholder shall immediately, upon issuance and receipt of Letters Testamentary, Letters of Administration or the Appointment of a Committee or other representative, deliver to the Corporation, proof of same and the Corporation shall, within sixty (60) days after receipt of such proof, purchase, and the estate of the deceased shareholder or the Committee or other representative of a judicially declared incompetent shareholder shall sell all of the shares in the Corporation owned by the deceased or judicially declared incompetent Shareholder at the time of his death or declaration of judicial incompetency, at the purchase price hereinafter set forth. Not less than ten (10) days prior to said sale, the Corporation shall notify the estate of the deceased shareholder or the committee or other representative of a judicially declared incompetent shareholder of the purchase price for each share as calculated by its accountant.


                    PURCHASE PRICE FOR SALE OF SHARES DURING
                     LIFETIME OR UPON DEATH OR INCOMPETENCY

         6. The purchase price of each share purchased under the provisions of this Agreement shall be its book value as of the last day of the month prior to the month in which notification of the desire to sell is mailed to the Corporation, or the last day of the month prior to the month in which the death or declaration of judicial incompetency of any of the shareholders, as the case may be. For purposes of this Agreement the book value of the shares shall be determined by the regular accountant employed by the Corporation, in accordance with standard accounting procedures consistently applied, but

            a) goodwill and other intangible property shall be deemed to be of no value and shall be excluded and not taken into consideration;

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            b) furniture, furnishings, fixtures, machinery, equipment, etc., on hand at the time of making the last balance sheet of the Corporation, shall be taken as of the value, at which time same shall appear in such balance sheet;

            c) current accounts receivable shall be taken in at face value thereof, less discount (if the accounts shall be carried at gross upon the books);

            d) all merchandise whatsoever and wheresoever the same may be, and whether in process of manufacture, in transit, or otherwise, shall be taken in at the cost or market value, whichever shall be lower at that time;

            e) any securities acquired by the Corporation shall be taken in at the market value thereof;

            f) federal, state and municipal taxes and assessments shall be apportioned and charged as a liability as of the end of such month.

            g) the value of any insurance policy carried on the life of any employee, officer or director shall be its cash surrender value.

                         CONSUMMATION OF SALE OF SHARES

         7. Simultaneously with the payment of the first installment of the purchase price, as hereinafter set forth in Schedule "A", the selling shareholder or the personal representative or representatives of a deceased shareholder or judicially declared incompetent shareholder, shall endorse all of the shares to be sold and purchased hereunder and shall deliver the same in escrow to the attorney for the Corporation with the appropriate amount of federal and state documentary stamps affixed thereto, together with, in the case of death, the appropriate tax waiver from the Estate Tax Division of the State Tax Commission of the state where decedent resided, and a certificate of discharge of property from lien of Federal Estate Tax with respect to the estate tax on decedent's estate covering the shares purchased by the Corporation. The attorney for the Corporation shall then present the duly endorsed shares held by him in escrow to the Corporation, which shall reendorse such shares in blank, and said attorney shall retain such shares in escrow after issuing a receipt therefor to the Corporation, until such time as such shares shall have been fully paid for. Upon payment in full of the purchase price, the shares, together with all endorsements thereof, if in a separate instrument, held in escrow, shall be delivered to the Corporation. Title to the shares shall be deemed to have passed to the Corporation upon payment of the first installment of the purchase price.

         In the event of a sale during a shareholder's lifetime, such shareholder, if an officer, director or employee of the Corporation, shall simultaneously deliver, with the payment of the first installment of the purchase price, his resignation as such officer, director or employee, effective immediately.

               CLOSING AND PAYMENT OF FIRST INSTALLMENT OF PRICE

         8. The closing for the sale of shares purchased by the Corporation shall take place at the principal office of the Corporation at the time and on the applicable date specified in the further notice sent by the Corporation to the selling shareholder, or to the personal representative or representatives of the deceased or judicially declared incompetent shareholder, as the case may be, after the Corporation shall have been notified of the price per share, as calculated by the accountant for the Corporation, which specified date shall be no sooner than five (5) days, nor later than ten (10) days, exclusive of Saturday, Sundays and holidays, from the date of sending of such further notice; provided, however, that such date shall be after the qualification of the personal representative or representatives of the deceased or judicially declared incompetent shareholder. In the event the Corporation shall receive the price per share from the accountant before such qualification of the personal representative or representatives of a deceased or judicially declared incompetent shareholder, the date of closing and further notice to be sent by the Corporation, (which notice shall be sent within five (5) days after receipt of proof of the issuance of Letters Testamentary, Letters of Administration or the appointment of Committee or other representatives) shall be as hereinabove in this paragraph provided.

         The calculation of the price shall be made by the accountant regularly employed by the Corporation and certified to by him to the Corporation as having been computed as provided for above.

              DEFAULT IN PAYMENT OF PURCHASE PRICE BY CORPORATION

         9. Should the Corporation default in making any payment of the purchase price hereunder and default continues for ten (10) days after notice thereof, the Corporation shall forthwith be dissolved and liquidated and distribution of the assets promptly made. In the event of such liquidation and dissolution, any monies theretofore paid to the selling shareholder, or the personal representative or representatives of a deceased shareholder, or judicially declared incompetent shareholder, on account of the purchase price shall be credited against any amounts to be received by such selling shareholder or personal representative or representatives, as a result of such liquidation and dissolution.


                              INSUFFICIENT SURPLUS

        10. If at any time the surplus of the Corporation be legally insufficient under the laws of the State of New York to enable the Corporation to make any payments hereunder with respect to the shares which it is obligated to purchase, then the shareholders hereto agree that they or their personal representative or representatives shall reduce the capital of the Corporation-in order to create a sufficient surplus to enable said payments to be made. Anything to the contrary notwithstanding, in lieu of effecting a reduction in capital of the Corporation any of the shareholders may elect to contribute to the Corporation a sufficient amount of cash to enable the Corporation to make such payments.

                                   INSOLVENCY

         11. If at any time when the Corporation would be obligated to purchase the shares of a offering shareholder or deceased or judicially declared incompetent shareholder under this Agreement, the Corporation is insolvent or would thereby be made insolvent, the

Corporation shall, in lieu of the "acceptance Notice" set forth in paragraph "4" hereof, notify the offering shareholder or the personal representative, or representatives of a deceased or judicially declared incompetent shareholder, in writing, that the Corporation is insolvent or would be made insolvent by the purchase of said shares and that it is legally precluded from making such purchase. If the Corporation is legally prevented from reacquiring said shares, the remaining shareholders shall be deemed to have been given the option of purchasing the shares of the offering shareholder, or deceased, or judicially declared incompetent shareholder, at the same terms and upon the same conditions as the Corporation would have been entitled to make such purchase, in proportion to their then stock holdings in the Corporation. Such option shall be exercised within ten (lo) days after the mailing of the notice of insolvency by the Corporation. In the event the surviving shareholders shall refuse or neglect to exercise the said option within the time prescribed, the offering shareholder or personal representative or representatives of a deceased or judicially declared incompetent shareholder shall be entitled to require the Corporation to be dissolved and the remaining shareholders shall be obligated to perform all acts and do all things necessary to effectuate such dissolution.

                    DISPOSITION OF LOANS UPON SALE OF SHARES
                           DURING LIFE OR UPON DEATH

        12. Upon the Corporation purchasing shares from a stockholder or the personal representative or representatives of a deceased or judicially declared incompetent shareholder, it is agreed:

                  a) That the loans due from the Corporation to the selling or deceased, or judicially declared incompetent shareholder, whether or not due by their terms at such time, shall be paid by the Corporation on the date the first installment of the purchase price is due to the selling shareholder or the personal representative or representatives of a deceased or judicially declared incompetent shareholder;

                  b) That any loans due from the selling or deceased or judicially declared incompetent shareholder to the Corporation, whether or not due by their terms at such time, shall be paid to the Corporation on the date the first installment of the purchase price is due to the selling shareholder, or the personal representative or representatives of a deceased or judicially declared incompetent shareholder, and such payment may be made by the Corporation setting off the amount due to it against the first installment due.

                    RATIFICATION OF AGREEMENT BY CORPORATION

         13. At the;first meeting of the shareholders, to be held on or after the date hereof, this Agreement shall be submitted to the meeting and a resolution shall be adopted whereby the Corporation shall accept, ratify and confirm the Agreement and agree to be bound thereby. Any and all by-laws of the Corporation shall conform to the provisions of this Agreement and shall not be in conflict therewith; if any conflict exists or arises hereafter, the provisions of this Agreement shall control.

               DEFINITION OF SHARES AND LEGEND TO APPEAR THEREON

         14. The term "shares" as used herein shall be deemed to refer to all the shares of the Corporation owned by the shareholders at the time of execution of this Agreement and any shares hereafter issued in exchange therefor by way of reclassification of shares, merger, consolidation, reorganization, recapitalization, or otherwise and any additional shares issued to the respective individual parties hereto by reason of dividends paid by share distributions or increase in the outstanding shares or otherwise.

              Each of the respective individual parties hereto agrees to submit the certificates for shares now owned by them to the Corporation for imprinting of the following legend thereon:

              "This certificate and the share or shares it represents is held subject to the provisions of an Agreement dated the, a copy of which Agreement is on file and may be examined at the office of the Corporation."

         The affirmative vote of a majority of the shares of the Corporation shall be required to increase or decrease the authorized number of, change the designations, preferences, qualifications, limitations, restrictions, special or relative rights of any of the shares or merge or consolidate the Corporation with or into any other corporation, or sell, lease or convey all or substantially all of the assets of the Corporation, or dissolve, liquidate or wind up its affairs, voluntarily or as the case may be.

                                    NOTICES


        15. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed or mailed by certified or registered mail, postage prepaid:

If to the Corporation to:

              HERGO, ECONOMIC SUPPORT SYSTEMS, INC., 321 Fifth Avenue, New York, New York 10016;

              If to I. MARILYN HERTZ, 321 Fifth Avenue, New York, New York
10016;

              If to AMIR ROTLEVI, 75-42 186th Street, Fresh Meadows, New York 11356.

                                   AMENDMENTS

         16. This Agreement may be amended or modified only by a written instrument executed by the individuals.

                           SECTION AND OTHER HEADINGS

         17. The section and other headings contained in this Agreement are for reference purposes only, and shall not effect in any way the meaning or interpretation of this Agreement.

                              BROKERAGE COMMISSION

         18. The parties covenant to and with each other, that they have not retained any broker or other representative or agreed to pay any fee or commission to any agent, finder or broker, either in the nature of a finder's fee or originator's fee or otherwise in connection with the subject matter of this Agreement.

                           PARTIES IN INTEREST. ETC.

          19. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

                                 GOVERNING LAW

         20. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

                                  COUNTERPARTS

         21. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                                  SEPARABILITY

        22. If any of the aforesaid covenants or provisions are held to be invalid for any reason, it is agreed that all remaining covenants shall still be considered valid and in force.

        23. The parties acknowledge that this Agreement, as well as other documents in connection therewith, were prepared by KANTOR & KOPMAN, a New York attorney, who was retained by HERGO, ERGONOMIC SUPPORT SYSTEMS, INC. and acted solely as its attorney.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year first above written.

                                    ----------------------------
                                    AMIR ROTLEVI


                                    HERGO, ERGONOMIC SUPPORT SYSTEMS, INC.

                                    By:
                                       -----------------------------------
                                           I. MARILYN HERTZ, President

State of New York           )
                            )
County of New York          )

         On the 2nd day of April, 1993 before me personally came AMIR ROTLEVI and I. MARILYN HERTZ to me known to be the individuals described in and who executed the foregoing instrument and acknowledged that they executed the same.



                                                     --------------------------
                                                            Notary Public

State of New York           )
                            )
County of New York          )

         On the 2nd day of April, 1993 before me personally came I. MARILYN HERTZ to me known, who by me being duly sworn, did depose and say that she resides at 321 Fifth Avenue that she is the President of HERGO, ERGONOMIC SUPPORT SYSTEMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                     ---------------------------
                                                            Notary Public

                                 SCHEDULE "A"

                         PAYMENTS FOR PURCHASE OF STOCK

         Fifty per cent (50%) of the purchase price in cash or by good, certified check in such amount, drawn payable to the selling shareholder or the representative of a deceased or judicially Odeclared incompetent shareholder, upon closing.

         The balance of 50% thereof, in two equal annual payments, the first of which shall be one year from date of closing and the second two years from date of closing. The aforesaid payments shall be evidenced by two promissory notes duly executed by the Corporation or the purchasing shareholders, whichever the case may be, to the order of the selling shareholders or the representative of a deceased or judicially declared incompetent shareholder.

         Each note shall bear interest at the rate of % per annum, and contain a provision that upon default in payment of note number one, and if such default shall continue for thirty (30) days, the remaining note shall forthwith become due and payable, without notice thereof being required.

         The maker of the foregoing notes shall have the privilege of prepaying either or both of same.